Exhibit 10.1
NAVARRE CORPORATION
7400 49th Avenue North
New Hope, Minnesota 55428-4258
[NAME]
     Re: Navarre Corporation Stock Option Acceleration effective March 20, 2006
      This letter agreement (this “Agreement”) is being entered into by and between you and Navarre Corporation, a Minnesota corporation (the “Company”), in connection with certain of your outstanding options to purchase shares of the Company’s common stock (each, an “Underwater Stock Option”) previously granted to you pursuant to the Company’s 1992 Stock Option Plan and the 2004 Stock Plan, as applicable (each, a “Plan”), as identified on Exhibit A attached hereto, which are currently underwater.
      The Compensation Committee and the Board of Directors of the Company have determined to fully accelerate the vesting of each Underwater Stock Option listed on Exhibit A so that each Stock Option is exercisable in its entirety on and after March 20, 2006. As a condition of acceleration, the Company is requiring each executive officer and non-employee director of the Company to agree to refrain from selling, transferring, pledging, or otherwise disposing of any shares of the Company’s common stock acquired upon any exercise of an Underwater Stock Option (other than sales by the holder to fund the exercise price of the Underwater Stock Option or to satisfy minimum statutory withholding on such an exercise, in each case in accordance with the applicable Plan and the Company’s existing policies and procedures) until the date on which the exercise would have been permitted under the Underwater Stock Option’s pre-acceleration vesting terms or, if earlier, the date of the officer’s termination of employment or the director’s termination of service with the Company (the “Lock-up Restrictions”).
      Therefore, in order to induce the Company to accelerate the Underwater Stock Options, the undersigned hereby agrees, for the benefit of the Company, that the undersigned will adhere to the Lock-up Restrictions.
      The undersigned hereby represents and warrants that he or she has full power and authority to enter into this Agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement of this Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.
      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one instrument.

Navarre Corporation	[Name]
By:

Signature
Date

Exhibit A

		Original Exercise	Number of Shares	Exercise Price Per
Option #	Grant Date	Date	of Common Stock	Share